SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

   Filed by the Registrant [X]    Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                              Corning Incorporated
                (Name of Registrant as Specified In Its Charter)

                              Corning Incorporated
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0.11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Notice of 1999
Annual Meeting of Shareholders
and Proxy Statement









[CORNING LOGO]

Please Note the Accompanying
Proxy Statement and Proxy Card

It is important to you and to the Corporation that your shares be represented at the meeting regardless of the number you may hold. If you are unable to be present in person, we ask that you sign, date and return the enclosed proxy in favor of the proxy committee designated by the Board of Directors.

Instead of submitting your proxy vote by mail with the paper proxy card, you may vote electronically via the Internet or by telephone. Shareholders of record may vote telephonically by calling 877-587-0755 or over the Internet at http://www.harrisbank.com/wproxy. The telephone number is available only for calls originating in the United States or Canada. The Internet and telephone arrangements are described in greater detail at the bottom of Corning's proxy card itself. New York's Business Corporation Law was amended in 1998 to provide for proxy voting by electronic means.

Please note that there are separate Internet and telephone voting arrangements for shareholders who hold their shares through a bank, broker or other holder of record. If you hold your shares through another, you should check the proxy card or other information provided by the bank, broker or other holder of record to determine the voting options available.

Notice of Annual Meeting



To Shareholders of Corning
Incorporated:

Notice is hereby given that the Annual Meeting of the holders of Common Stock and Series B 8% Convertible Preferred Stock of Corning Incorporated will be held in the office of the Corporation (in the Corning Glass Center) in the City of Corning, State of New York, on Thursday, April 29, 1999 at 11:00 o'clock A.M. The principal business of the meeting will be:

(a) To elect five Directors for three-year terms; and

(b) To transact such other business as may properly come before the meeting.

A. John Peck, Jr.
Vice President and Secretary

Corning Incorporated
One Riverfront Plaza
Corning, New York 14831
March 10, 1999

Proxy Statement

     Relating to the Annual Meeting of Shareholders, April 29, 1999. The enclosed proxy is solicited by the Board of Directors of Corning Incorporated (the "Corporation" or "Corning"), Corning, New York 14831. The Corporation anticipates that this Notice of Annual Meeting and Proxy Statement and the enclosed proxy will be mailed to holders of the Corporation's Common Stock and Series B 8% Convertible Preferred Stock (the "Preferred Stock") commencing on or about March 18, 1999. This Notice of Annual Meeting and Proxy Statement, the proxy and the 1998 Annual Report are also available on the Corporation's Internet site at http://www.corning.com/investor/index.html.

     The proxy may be revoked by written notice to the Corporation prior to the meeting, by written notice to the Secretary at the meeting or by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) at any time prior to being voted at the meeting. Each valid and timely proxy not revoked will be voted at the meeting in accordance with the instructions thereon.

     Holders of Common and Preferred Stock on the books of the Corporation at the close of business on March 10, 1999 are entitled to notice of and to vote at the meeting. On February 3, 1999, the Corporation had outstanding 231,577,256 shares of Common Stock, each entitled to one vote, and 169,966 shares of Preferred Stock, each entitled to four votes.

     In October 1998 the Corporation's by-laws were amended, consistent with certain amendments of New York's Business Corporation Law adopted in 1998, to change the date for fixing the record date for calling shareholder meetings and taking certain shareholder action from not more than fifty days to not more than sixty days prior to such date and the taking of such action. March 10, 1999, the record date for the 1999 Annual Meeting, is fifty days prior to the date of the meeting.


Action to be Taken Under
the Proxy

     The persons acting under the proxy will vote the shares represented thereby for the election of John Seely Brown, Gordon Gund, John M. Hennessy, John W. Loose and H. Onno Ruding as directors. The Board of Directors does not know of any other business to be brought before the meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. Should any above-named nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election of such other person as the Board of Directors may recommend.


Voting Procedures

     New York's Business Corporation Law provides that, a quorum being present, nominees for the office of director are to be elected by a plurality of votes cast at the meeting. Only shares affirmatively voted in favor of a nominee will be counted toward the


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

achievement of a plurality. Votes withheld (including broker non-votes) are counted as present for the purpose of determining a quorum but are not counted as votes cast in determining the plurality.


Nominees for Election as Directors

     The Corporation's Board of Directors is divided into three classes. Each of the above-named nominees for the office of director is a member of the present Board of Directors and was elected by the Corporation's security holders. The terms of John Seely Brown, Gordon Gund, John M. Hennessy, John W. Loose, Henry Rosovsky and H. Onno Ruding expire this year. Under the terms of the Board's retirement policy, Dr. Rosovsky is not standing for re-election. Mr. Van C. Campbell, Vice Chairman and a director of the Corporation since 1983, expects to retire as an employee on May 1, 1999 and will resign as a director on such date. No nominee is now the beneficial owner of any of the securities (other than directors' qualifying shares) of any of the Corporation's subsidiaries. Certain information with respect to nominees for election as directors and directors whose term of office will continue after the Annual Meeting is set forth below.

                Nominees for Election for Terms Expiring in 2002

[Photo of
John Seely Brown]
                        John Seely Brown++
                        Vice President and Chief Scientist
                        Xerox Corporation


                        Dr. Brown has served Xerox Corporation since 1978 in various scientific research positions, in 1986 being elected vice president in charge of advanced research, in 1990 being appointed director of the Palo Alto Research Center, and in 1992 being named chief scientist of Xerox. Dr. Brown is a director of General Instrument Corporation and Varian Associates Inc. Director since 1996. Age 58.

[Photo of
Gordon Gund]
                        Gordon Gund++
                        President and Chief Executive Officer
                        Gund Investment Corporation

                        Mr. Gund is, and since his election as a director of the Corporation has been, the principal owner of the Cleveland Cavaliers National Basketball Association team and chairman of the Board of Governors of the National Basketball Association. He is also principal owner and chairman of Nationwide Advertising Service, Inc. He is a director of the Kellogg Company. Director since 1990. Age 59.


[Photo of
John M. Hennessy]
                        John M. Hennessy++
                        Chairman Private Equity
                        Credit Suisse First Boston Corporation

                        Mr. Hennessy became managing director of First Boston Corporation in 1974 after serving the public in various financial positions. In 1989 he was elected chairman of the executive board and group chief executive officer of CS First Boston Inc. He retired from the latter position on December 31, 1996. Mr. Hennessy is a director of M.I.T. Corporation and Credit Suisse Group, Zurich. Director since 1989. Age 62.


[Photo of
John W. Loose]
                        John W. Loose*
                        President, Corning Communications
                        Corning Incorporated

                        Mr. Loose has served Corning in various commercial and management positions since 1964, being elected executive vice president, Information Display Group, in 1990, president of Corning Vitro Corporation (later named Corning Consumer Products Company) in 1993 and to his present position in 1996. Mr. Loose is a director of Polaroid Corporation and chairman of the board of Siecor Corporation. Director since 1996. Age 57.

[Photo of
H. Onno Ruding]
                        H. Onno Ruding++
                        Vice Chairman
                        Citibank, N.A.

                        Dr. Ruding has served private firms and the public (serving as Minister of Finance of the Netherlands from 1982-1989) in various financial positions, serving as a director of Citicorp from 1990 to 1998, vice chairman of Citicorp from 1992 to 1998 and vice chairman of Citibank, N.A. from 1992 to the present. Dr. Ruding is a director of Pechiney and Citibank, N.A., an advisory director of Unilever N.V. and Unilever PLC, an advisor to Robeco and a member of the Committee for European Monetary Union and the Trilateral Commission. Director since 1995. Age 59.



                        Directors Whose Terms Will Expire 2001

[Photo of
Roger G. Ackerman]
                        Roger G. Ackerman*
                        Chairman of the Board and Chief Executive Officer Corning Incorporated

                        Mr. Ackerman joined Corning in 1962 and was elected group president of Corning in 1985, president and chief operating officer in 1990 and to his present position in 1996. Mr. Ackerman is a director of The Pittston Company and The Massachusetts Mutual Life Insurance Company, chairman of The Business Council of New York State and president of the Foundation for the Malcolm Baldridge National Quality Award. Director since 1985. Age 60.



[Photo of
John H. Foster]
                        John H. Foster++
                        Chairman of the Board
                        NovaCare, Inc.

                        Founder of NovaCare, Inc., Mr. Foster is also founder, chairman of the board and chief executive officer of Foster Management Company. He is a director of Integra, Inc. and Access Worldwide Communications, Inc., a trustee of the Hospital for Special Surgery, the Children's Hospital of Philadelphia and the Independence Seaport Museum and a member of the Dean's Council of the Harvard School of Public Health and the Amos Tuck School Board of Overseers. Director since 1994. Age 56.

[Photo of
Norman E. Garrity]
                        Norman E. Garrity*
                        President, Corning Technologies
                        Corning Incorporated

                        Mr. Garrity joined Corning in 1966 and was named a vice president in 1984, senior vice president of manufacturing and engineering for the Specialty Materials Group in 1987, executive vice president in 1990 and to his present position in 1996. Mr. Garrity is a director of Work & Technology Institute, the National Association of Manufacturers, a trustee of Bucknell University and co-chair of the Coalition for Open Trade. Director since 1996. Age 57.


[Photo of
Catherine A. Rein]
                        Catherine A. Rein++
                        President and Chief Executive Officer
                        Metropolitan Property and Casualty
                        Insurance Company

                        Ms. Rein joined Metropolitan Life Insurance Company in 1985, being named executive vice president in charge of corporate services in 1989 and senior executive vice president in charge of the business services group in 1998. She was elected to her present position in 1999. Ms. Rein is a director of the Bank of New York, Inc., New England Financial Services, Inc., Inroads/NYC, Inc. and GPU, Inc. and trustee of the New York University Law Center Foundation. Director since 1990. Age 55.


[Photo of
William D. Smithburg]
                        William D. Smithburg++
                        Retired Chairman, President and
                        Chief Executive Officer
                        The Quaker Oats Company

                        Mr. Smithburg joined Quaker Oats in 1966, being elected president in 1979 and chairman and chief executive officer in 1983. He also served as president from November 1990 to January 1993 and from November 1995 to November 1997 when he retired. Mr. Smithburg is a director of Abbott Laboratories, Northern Trust Corporation and Prime Capital Corp. Director since 1987. Age 60.

                        Directors Whose Terms Will Expire 2000

[Photo of
Robert Barker]
                        Robert Barker++
                        Professor and Provost Emeritus
                        Cornell University

                        Dr. Barker has served on the faculties of the University of Iowa, Michigan State University and Cornell University. In 1995 he retired from Cornell University where he had served since 1979 as Professor of Biochemistry, Director of the Division of Biological Sciences, as Vice President for Research and Advanced Studies, as Provost, as Senior Provost and as Director and Senior Fellow of the Center for the Environment. Director since 1986. Age 70.


[Photo of
James R. Houghton]
                        James R. Houghton++
                        Chairman Emeritus
                        Corning Incorporated

                        Mr. Houghton joined Corning in 1962. He was elected a vice president of Corning and general manager of the Consumer Products Division in 1968, vice chairman in 1971, chairman of the executive committee and chief strategic officer in 1980 and chairman and chief executive officer in April 1983, retiring in April 1996. Mr. Houghton is a director of Metropolitan Life Insurance Company, J. P. Morgan & Co. Incorporated and Exxon Corporation. He is a trustee of The Metropolitan Museum of Art, The Pierpont Morgan Library and The Corning Museum of Glass and a member of The Harvard Corporation. Director since 1969. Age 62.


[Photo of
James W. Kinnear]
                        James W. Kinnear++
                        Retired President and Chief Executive Officer
                        Texaco Inc.

                        Mr. Kinnear joined Texaco Inc. in 1954, was elected a director in 1977 and from 1987 until April, 1993 served as president and chief executive officer. Mr. Kinnear is a director of ASARCO Incorporated, Paine Webber Group Inc. and Saudi Arabian Oil Company. He is Chairman of the Metropolitan Opera Association and a member of the Board of Overseers and Managers of Memorial Sloan-Kettering Cancer Center. Director since 1978. Age 70.

[Photo of
James J. O'Connor]
                        James J. O'Connor++
                        Retired Chairman of the Board and
                        Chief Executive Officer
                        Unicom Corporation

                        Mr. O'Connor joined Commonwealth Edison Company in 1963. He became president in 1977, a director in 1978 and chairman and chief executive officer in 1980. In 1994 he was also named chairman and chief executive officer of Unicom Corporation, which then became the parent company of Commonwealth Edison, retiring in 1998. Mr. O'Connor is a director of Tribune Company, Everen Capital Corporation, Scotsman Industries, Smurfit-Stone Container Corporation and United Airlines. Director since 1984. Age 61.

                        * Member of the Executive Committee
                        ++ Alternate member of the Executive Committee


Security Ownership of Certain Beneficial Owners

     Unless otherwise indicated, each of the persons named in paragraph (a) and in paragraph (b) below has sole voting and investment power with respect to the shares listed.

     (a) The only persons who, to the knowledge of the management, owned beneficially on December 31, 1998 more than 5% of the outstanding shares of Common and Preferred Stock of the Corporation are set forth below:


                            Shares Owned
Name and Address            and Nature of            Percent
of Beneficial Owner         Beneficial Ownership     of Class
-------------------------   ----------------------   ---------
Brinson Partners, Inc.      11,849,960 Common(1)        5.11%
209 South LaSalle Street
Chicago, IL 60604-1295

Capital Research and        12,812,600 Common(2)        5.53%
 Management Company
333 South Hope Street
Los Angeles, CA 90071

Scudder Kemper              14,183,302 Common(3)        6.12%
 Investments, Inc.
345 Park Avenue
New York, NY 10154

(1) Brinson Partners, Inc. and its indirect parent entity, UBS AG, share voting and investment power with respect to such shares.

(2) Capital Research and Management Company has sole investment power and no voting power with respect to such shares.

(3) Scudder Kemper Investments, Inc. has sole voting power with respect to 3,263,456 shares, shared voting power with respect to 9,901,664 shares, sole invest-ment power with respect to 14,059,488 shares and shared investment power with respect to 123,814 shares.

     (b) Set forth below is the number of shares of Common Stock (and the voting equivalent thereof represented by outstanding shares of Preferred Stock) of the Corporation beneficially owned on December 31, 1998 by the directors and nominees for directors, by the chief executive officer and the four other most highly compensated executive officers (the "named executive officers") and by all directors and executive officers of the Corporation as a group:


                               Shares Owned
                               and Nature             Percent
                               of Beneficial          of
Name                           Ownership(1)(2)(3)     Class(7)
--------------------------------------------------------------
Directors
---------
Robert Barker                       8,447(4)            --
--------------------------------------------------------------
John S. Brown                       6,229(4)            --
--------------------------------------------------------------
John H. Foster                      7,829(4)            --
--------------------------------------------------------------
Gordon Gund                       302,057(4)            --
--------------------------------------------------------------
John M. Hennessy                    9,664(4)            --
--------------------------------------------------------------
James R. Houghton               1,148,056(5)            --
--------------------------------------------------------------
James W. Kinnear                   11,514(4)            --
--------------------------------------------------------------
James J. O'Connor                  11,850(4)            --
--------------------------------------------------------------
Catherine A. Rein                  10,345(4)            --
--------------------------------------------------------------
Henry Rosovsky                      8,949(4)            --
--------------------------------------------------------------
H. Onno Ruding                      7,024(4)            --
--------------------------------------------------------------
William D. Smithburg                9,429(4)            --
--------------------------------------------------------------

Named Executive Officers
------------------------
[*also serve as directors]

Roger G. Ackerman*                681,641               --
--------------------------------------------------------------
Van C. Campbell*                  532,694               --
--------------------------------------------------------------
Charles W. Deneka                 176,043               --
--------------------------------------------------------------
Norman E. Garrity*                457,126               --
--------------------------------------------------------------
John W. Loose*                    441,454               --
--------------------------------------------------------------
All Directors and Executive
 Officers as a Group            5,006,891(6)          2.16%

(1) Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, granted pursuant to the Corporation's Incentive Stock Plans as well as options to purchase shares of Common Stock exercisable within 60 days under the Corporation's Stock Option Plans. Messrs. Ackerman, Campbell, Deneka, Garrity, Houghton and Loose have the right to purchase 287,880; 230,333; 65,545; 207,046; 420,428 and 181,292 shares, respectively, pursuant to such options. All directors and executive officers as a group hold options to purchase 1,854,691 such shares.

(2) Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, issued pursuant to the Corporation's Restricted Stock Plans for Non-Employee Directors.

(3) Includes shares of Common Stock and the voting equivalent thereof in Preferred Stock, on the basis of four shares of Common Stock for each share of Preferred Stock, held by The Chase Manhattan Bank, N.A. as the trustee of the Corporation's Investment Plans for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. Shares of Preferred Stock may be held only by the trustee. The power to dispose of shares of Common and Preferred Stock is also restricted by the provisions of the Plans. The trustee holds for the benefit of Messrs. Ackerman, Campbell, Deneka, Garrity, Houghton and Loose, and all directors and executive officers as a group the equivalent of 26,347; 416; 9,239; 15,639; 51,312; 14,217 and 163,085 shares of Common
Stock, respectively, and for the benefit of all employees who participate in the Plans the equivalent of 11,375,508 shares of Common Stock (being 4.9% of the Class), each entitled to one vote, being 10,661,236 shares of Common Stock and the voting equivalent of 178,568 shares of Preferred Stock (being 100% of the Class), each entitled to four votes.

(4) In addition, Messrs. Barker, Brown, Foster, Gund, Hennessy, Kinnear, O'Connor, Rosovsky, Ruding and Smithburg and Ms. Rein have credited to their accounts the equivalent of an aggregate of 13,571; 2,764; 4,598; 10,010; 12,245; 21,194; 8,664; 10,048; 1,763; 17,407 and 1,727 shares, respectively, of
Common Stock in valuation entry form under the Corporation's Deferred Compensation Plan for Directors. Deferred fees will be paid solely in cash at or following termination of service as a director.

(5) Includes 442,220 shares held in trusts by Market Street Trust Company as a co-trustee for the benefit of Mr. Houghton as income beneficiary. Does not include 8,122,012 shares held in trusts by Market Street Trust Company, as to which Mr. Houghton disclaims beneficial ownership. Market Street Trust Company is a limited purpose trust company controlled by the Houghton family, the directors of which include James R. Houghton and other Houghton family members.


(6) Does not include 109,039 shares owned by the spouses and minor children of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.

(7) Unless otherwise indicated, does not exceed 1% of the Class of Common
Stock.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

     Executive compensation at Corning is administered by the Compensation Committee of the Board of Directors, composed entirely of non-employee directors. The following is the Committee's report.

     The Compensation Committee reviews and recommends executive compensation levels, cash and equity incentives for executive officers and reports such recommendations to the Board for its consideration and action.

     The philosophy underlying, and the strategies guiding, the Committee's recommendations regarding the Corporation's compensation program, the impact of performance within that program and a description of actions affecting 1998 compensation for Mr. Ackerman, Chairman of the Board and Chief Executive Officer of the Corporation, are discussed below.

Compensation Philosophy

     The Committee is responsible for ensuring that executive compensation is based on objective measures of performance at the individual, corporate and applicable business unit level. The Committee believes that compensation should be driven by the long-term interests of the shareholders and should be directly linked to corporate performance.

Compensation Strategy

     The Committee's basic strategic compensation principles are as follows:

     o Executive compensation will reward performance and contribution to shareholder value and be competitive with positions of similar responsibility at other companies of comparable complexity and size. The companies which meet such parameters are referred to as Corning's comparable companies. The list of comparable companies is reviewed and modified periodically.

     o As employees assume greater responsibilities, an increasing share of their total compensation package will be derived from variable incentive compensation (both of a long- and short-term nature) generated by achievement of performance objectives designed to produce long-term growth in shareholder value.

     o Performance-based equity incentives, including stock option grants, are effective ways to align the long-term interests of employees with those of shareholders.

     o Stock ownership fosters commitment to long-term shareholder value. Executives are encouraged to own and hold Common Stock through the design of the Corporation's long-term equity plans and in communications which stress the commitment to long-term value.

     o The benefits package for executives will be substantially identical to that offered to all salaried employees and will be designed to encourage long-term commitment to the Corporation.

     The executive compensation program is composed of three elements: base salary; annual cash incentives; and long-term incentives, including cash, equity and stock options. The Committee tests annually each element of the compensation program against market surveys provided by independent compensation consultants. Such surveys currently include companies engaged in a variety of manufacturing and service industries, many of which are "Fortune 500" companies and companies included in the S&P 500 Index and some of which are included in the S&P Diversified Manufacturing Index.

     It is Corning's compensation strategy to target base salary at approximately the median of the Corning comparable companies and to have the short-term variable pay and long-term incentive compensation components drive total compensation to the top quartile of such companies if performance meets or exceeds such top quartile performance.

Compensation Deductibility

     As a matter of practice, the Committee sets performance-based goals annually under the Corporation's Variable Compensation Plan and periodically under the Corporation's long-term incentive plan (the Corporate Performance Plan described in the section below entitled Compensation Program) and the Corporation deducts compensation paid upon attainment of such goals in such Plans to the extent consistent with the provisions of Section 162(m) of the Internal Revenue Code of 1986. As a result of the modification by the Committee during 1998 of performance-based goals under the Corporation's Variable Compensation Plan, however, certain compensation paid to one or more of the named executive officers for 1998, while performance-based, was not deductible in accordance with the provisions of Section 162(m).

Compensation Program

     Annual compensation of the named executive officers as shown in the "Salary" and "Bonus" columns of the Summary Compensation Table, and recommendations by the Committee to adjust salary levels and bonus targets, are based on an individual's responsibilities, overall corporate performance, external comparative compensation information and performance against established financial goals such as return on equity, net income and earnings per share.

     Annual variable incentives are paid in cash through the Variable Compensation Plan under which minimum, target and maximum awards are set by the Committee based on position level. Awards are earned based on achievement of annual predetermined net earnings goals set by the Committee. In 1998, actual performance against these financial goals was significantly less than expected. Weak performance in the first half of the year yielded cash bonus payments which were signficantly below the cash targets established by the Committee.

     Under the 1994 and 1998 Employee Equity Participation Programs, the Corporation developed a series of performance-based plans (the "Corporate Performance Plan"). The Corporate Performance Plan provides the mechanism to reward improvement in corporate performance as measured by earnings per share.

     Under the Corporate Performance Plan covering the 1996-1998 perform-ance period, the Committee established minimum, target and maximum goals for each performance year. It awarded shares of Common Stock at target to executive officers in December 1997 for 1998 performance. Shares earned under the Plan may range from 0% to 150% of the target award, depending on actual performance results. Any shares earned under the Plan are subject to forfeiture and restrictions on transfer for two years following the end of the performance period. Based on earnings per share in 1998, as adjusted for certain one-time events and/or other unusual or non-recurring items, the Committee determined that none of the shares awarded in December 1997 to the named executive officers were earned under the Corporate Performance Plan and all such shares were forfeited.

     The Committee has established a new Corporate Performance Plan for 1999 and subsequent performance years. Under such new Plan, the Committee has placed greater emphasis on the value of stock options than under the 1996-1998 Plan and in place of annual awards of performance-based restricted shares has granted multi-year performance-based incentive cash rights. Stock options and incentive cash rights covering the 1999-2001 performance period were granted to the named executive officers in October 1998. Stock options granted to the named executive officers in 1998 are shown in the table entitled "Option/SAR Grants in Last Fiscal Year."

     In determining the number of stock options and the value of cash incentive rights to be made available to executives under the Corporate Performance Plan for 1999-2001, the Committee evaluated the comparative external market data described above with respect to the stock options granted and performance-based incentives awarded to executives by the Corning comparable companies. The Committee believes that the new Plan better aligns management and shareholder interests in increasing shareholder value.

     The qualified pension and welfare benefits provided to executives are substantially equal to those provided to salaried employees participating in like plans. Employees whose pensionable earnings exceed federal limits and who participate in qualified retirement and investment plans are eligible to participate in non-qualified supplemental retirement and investment plans.


CEO Compensation Actions--1998

     1998 was another year of significant change and transition for the Corporation. The Corporation successfully completed the divestiture of its consumer products business. Equity markets worldwide continued to be volatile. The Corporation experienced the impact of financial crises in Asia. Throughout the year, the Corporation continued to make investments in accordance with its core strategies and to contain its operating costs, in part by offering a supplemental early retirement program. The Corporation's 1998 financial performance, while disappointing compared to 1997, showed stronger results in the second half of the year. Many of the Corporation's executive compensation programs reflected the disappointing results in 1998.

     Base Salary: Effective January 1, 1998, the Committee increased Mr. Ackerman's base salary for 1998 by 4%, from $750,000 per annum to $780,000 per annum, while maintaining his incentive target for 1998 at 85% of base salary.

     Annual Incentives: Mr. Ackerman's bonus for 1998 was composed of two parts: First, Mr. Ackerman received 42.9% of his 1998 base salary under the Variable Compensation Plan. This award was based on the Corporation's achieving net profit after tax equivalent to 50.5% of the target opportunity set by the Committee in 1998. Second, Mr. Ackerman received 4.14% (1998 minimum = 0%; maximum = 10%) of his base salary under the Corporation's GoalSharing Plan, a variable compensation plan in which almost all of the Corporation's employees participate.

     Long-Term Incentives: Under the Corporate Performance Plan, Mr. Ackerman forfeited all of the 37,500 shares granted to him in December 1997 in connection with the 1998 earnings per share targets. In October 1998, the Committee granted Mr. Ackerman stock options covering 207,000 shares of Common Stock for 1999 and cash incentive rights to $955,000 at target under the Corporate Performance Plan for the first three-year performance period (1999-2001), payable in cash in 2002 if earned.


Conclusion

     The Committee believes that the quality of executive leadership significantly affects the long-term performance of the Corporation and that it is in the best interest of the shareholders to compensate fairly executive leadership for achievement meeting or exceeding the high standards set by the Committee, so long as there is corresponding risk when performance falls short of such standards. A primary goal of the Committee is to relate compensation to corporate performance. Based on the Corporation's performance in 1998, the Committee believes that Corning's current executive compensation program meets such standards and has contributed, and will continue to contribute, to the Corporation's and its shareholders' long-term success.


The Compensation Committee:


James W. Kinnear, Chairman


James J. O'Connor


Catherine A. Rein


William D. Smithburg

Performance Graph

     Set forth below is a graph illustrating the Corporation's cumulative total shareholder return over the last five years compared to two performance indicators of the stock market, the S&P 500 and the S&P Diversified Manufacturing Companies in which the Corporation is included. The graph capital weighted performance results of those companies in the diversified manufacturing companies classification that are also included in the S&P 500. Prior to 1997 the Corporation had compared its shareholder return to the S&P Miscellaneous Industrial Companies classification, a classification which is no longer published.


                 Comparison of Five-Year Cumulative Total Return

                          Among Corning Incorporated,
             S&P 500 and S&P Manufacturing (Diversified) Companies
                       (Fiscal Years Ending December 31)

[Bar Chart]

      Corning         S&P          S&P Manufacturing
      Incorporated    500          (Diversified)
        100           100           100
        109.2         101.3         103.5
        119.6         139.4         145.8
        175.5         171.3         200.9
        170.5         228.4         239.2
        210.8         293.7         277.2

Executive Compensation


     The following tables and charts set forth information with respect to benefits made available, and compensation paid or accrued, by the Corporation during the year ended December 31, 1998 for services by each of the chief executive officer and the four other most highly compensated executive officers whose total salary and bonus exceeded $100,000.


                          Summary Compensation Table

                                                                            Long-Term Compensation
                                                                    ------------------------------------
                        Annual Compensation                                   Awards           Payouts
------------------------------------------------------------------- ------------------------- ----------
                                                         Other                                             All
                                                         Annual      Restricted   Securities   Incentive   Other
Name and                                                 Compen-     Stock        Underlying   Plan        Compen-
Principal Position       Year   Salary      Bonus        sation(1)   Awards(2)    Options      Payouts     sation(3)
------------------       ----   ------      -----        ---------   ---------    -------      -------     ---------
Roger G. Ackerman,       1998   $780,000    $ 367,107      $72,234   $ 582,188     207,000        $0       $120,551
 Chairman of             1997    750,000    1,172,250       82,213   2,918,156      14,000         0         95,285
 the Board               1996    683,333      793,077       28,731   2,506,406           0         0         62,411
Van C. Campbell,         1998    650,000      256,685       35,993     266,814      76,000         0         90,329
 Vice Chairman           1997    625,000      812,813       22,779   1,998,573           0         0         75,210
                         1996    576,667      592,980       14,414   1,905,109           0         0         52,615
Charles W. Deneka,       1998    280,000       95,462       15,941     621,673      59,000         0         31,963
 Senior Vice President   1997    250,000      237,625       25,070   1,017,423      30,000         0         22,832
 Science & Technology    1996    206,000      119,748        6,887     604,601           0         0         19,395
Norman E. Garrity,       1998    530,000      209,297       68,674     329,913     127,000         0         67,848
 President, Corning      1997    500,000      606,500       61,310   1,778,081      32,000         0         56,834
 Technologies            1996    438,333      420,390       18,191   1,279,033           0         0         47,088
John W. Loose,           1998    530,000      209,297       63,783     465,750     127,000         0         70,179
 President, Corning      1997    500,000      606,500       62,139   1,924,486      32,000         0         55,813
 Communications          1996    428,333      403,861       16,353   1,337,124           0         0         40,548

(1) Includes tax gross-up payments.

(2) At year end 1998, Messrs. Ackerman, Campbell, Deneka, Garrity and Loose held an aggregate of 289,164; 215,746; 95,537; 168,310 and 168,311 shares of restricted stock, respectively, having an aggregate value on December 31, 1998 of $13,075,635; $9,755,764; $4,320,064; $7,610,768 and $7,610,813,
    respectively. Included in such aggregate holdings are shares granted in December 1997 for 1998 performance that were forfeited in February 1999. Certain of such shares are subject to restrictions on transfer until the executive officer retires at or after age 60 and are subject to forfeiture prior to age 60 in whole if such officer voluntarily terminates employment with the Corporation and in part if such officer's employment is terminated by the Corporation. Dividends are paid to such individuals on all shares of restricted Common Stock held by them.

(3) Represents amounts contributed by the Corporation to the Investment Plan and a non-qualified investment plan maintained by the Corporation to provide employees the benefits which would have been available pursuant to the terms of the Corporation's Investment Plan but for limitations on contributions to tax-qualified plans imposed pursuant to the Employee Retirement Income Security Act.


     The Corporation has in place a severance policy pursuant to which it will provide to all salaried employees upon the happening of certain stated events compensation in amounts ranging between eight weeks (for employees with at least one year of service) and fifty-two weeks (for employees with twenty or more years of service). The Corporation also has in place a severance policy pursuant to which it will provide to certain of the Corporation's officers and senior employees, including the named executive officers, upon the happening of certain stated events up to three years of cash compensation in light of the length of time anticipated in securing comparable employment. Such events include a constructive termination of employment as a result of a substantial change in such employee's responsibilities, compensation levels, relocation and similar matters following a change in the ownership and management of the Corporation.


                   Option/SAR Grants in Last Fiscal Year (1)


                                                                                        Potential Realizable Value at Assumed
                                                                                       Annual Rates of Stock Price Appreciation
                                  Individual Grants                                               for Option Term(2)
---------------------------------------------------------------------------------   --------------------------------------------
                         Number of        % of Total
                        Securities          Options
                        Underlying          Granted
                          Options        to Employees      Exercise    Expiration    Gain at       Gain at           Gain at
        Name              Granted       in Fiscal Year      Price         Date          0%          5%                  10%
------------------- ------------------ ---------------- ------------- -----------   ---------  --------------     --------------
Roger G. Ackerman       207,000(3)          7.53%          $28.13      10/5/2008        $0     $    3,660,311    $     9,277,534
Van C. Campbell          76,000(3)          2.76%           28.13      10/5/2008         0          1,343,882          3,406,244
Charles W. Deneka        59,000(3)          2.14%           28.13      10/5/2008         0          1,043,277          2,644,321
Norman E. Garrity       127,000(3)          4.62%           28.13      10/5/2008         0          2,245,698          5,692,014
John W. Loose           127,000(3)          4.62%           28.13      10/5/2008         0          2,245,698          5,692,014
All Shareholders            N/A              N/A              N/A            N/A         0      4,473,272,509     11,289,687,760
  as a group
All Optionees         2,745,384(4)           100%           30.66(5)        2008         0         53,029,288        133,835,822
  as a group
Optionee Gain As % Of All Shareholders Gain                                                              1.18%              1.18%


(1) No SARs were granted.

(2) The dollar amounts set forth under these columns are the result of calculations at 0% and at the 5% and 10% rates established by the Securities and Exchange Commission and therefore are not intended to forecast future appreciation of the Corporation's stock price.

(3) The stock option agreements provide that one half of the options will become exercisable on October 1, 2000 and all options will become exercisable on October 1, 2001. The stock option agreements also provide that an additional option ("Additional Option") may be granted if the optionee uses shares of the Corporation's Common Stock to pay the purchase price of an option. The Additional Option will cover the number of shares tendered in payment of the option price, will be granted at the then fair market value of the Corporation's Common Stock, will become exercisable only after the lapse of twelve months and will expire on the expiration date of the original option.

(4) Includes Additional Options covering 12,634 shares.

(5) The exercise price is a weighted average of option prices relating to grants of options, including Additional Options, made on various occasions in 1998.

                Aggregated Option/SAR Exercises in Last Fiscal
                Year and Fiscal Year-End Option/SAR Values (1)


                                                         Number of Securities             Value of Unexercised
                                                        Underlying Unexercised            In-the-Money Options
                          Shares                      Options at Fiscal Year End           At Fiscal Year End
                         Acquired        Value     -------------------------------   ------------------------------
        Name           on Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
-------------------   -------------   ----------   -------------   ---------------   -------------   --------------
Roger G. Ackerman            0         $     0        162,300          458,160         $2,625,751      $8,212,551
Van C. Campbell          5,828         133,681        133,313          270,040          2,122,732       5,010,501
Charles W.
  Deneka                 2,995          33,263         23,595          142,900            413,964       2,336,245
Norman E. Garrity       27,128         738,459        131,756          277,580          2,103,384       4,755,332
John W. Loose            4,432          77,482        107,798          273,987          1,555,014       4,686,602

(1) There are no SARs outstanding.


Pension Plan

     The Corporation maintains a Pension Plan, a defined benefit plan, under which benefits are paid based upon career earnings (regular salary and cash awards such as those paid under the Corporation's Variable Compensation Plans) and years of credited service. Employees are required to contribute an amount equal to 2% of compensation in excess of the social security wage base up to the compensation limits imposed by the Internal Revenue Code. Salaried employees may contribute 2% of their annual earnings up to the social security wage base. The benefit formula is reviewed and adjusted periodically for inflationary and other factors. The Corporation's contributions to the Plan are determined by the Plan's actuaries and are not determined on an individual basis. The amount of benefits payable under the Plan and attributable to the Corporation's contributions is subject to the provisions of the Employee Retirement Income Security Act and limits imposed by the Internal Revenue Code.

The Corporation maintains non-qualified supplemental pension plans pursuant to which it will pay amounts approximately equal to the difference between the benefits provided under the Pension Plan and benefits which would have been payable thereunder but for the limitations of the Employee Retirement Income Security Act and the Internal Revenue Code. Certain employees, including the named executive officers, participate in the Executive Supplemental Pension Plan under which benefits are paid based upon final average compensation (the highest five consecutive calendar years in the ten calendar years immediately preceding retirement) and years of credited service. Certain portions of benefits payable under the Executive Supplemental Pension Plan are presently funded and vested on an individual basis.

     The table below sets forth aggregate annual amounts payable under the Pension Plan and the Executive Supplemental Pension Plan under the straight life annuity option, assuming retirement during 1999 of participants who have met the eligibility requirement for unreduced benefits under the Plans. Additional benefits may be pay-able to participants who have elected to contribute voluntarily to the Pension Plan. The benefits set forth in the table are not subject to any deduction for social security or other offset amounts. The normal retirement age specified in the Plans is age 65 with 5 years of credited service.


                                          Years of Service
Final Average Pay    15            20            25            30             35             40
-------------------------------------------------------------------------------------------------
$   500,000      $110,000      $146,700      $183,400      $220,100      $ 256,700      $ 294,200
-------------------------------------------------------------------------------------------------
    600,000       132,500       176,700       220,900       265,100        309,200        354,200
-------------------------------------------------------------------------------------------------
    700,000       155,000       206,700       258,400       310,100        361,700        414,200
-------------------------------------------------------------------------------------------------
    800,000       177,500       236,700       295,900       355,100        414,200        474,200
-------------------------------------------------------------------------------------------------
    900,000       200,000       266,700       333,400       400,100        466,700        534,200
-------------------------------------------------------------------------------------------------
  1,000,000       222,500       296,700       370,900       445,100        519,200        594,200
-------------------------------------------------------------------------------------------------
  1,100,000       245,000       326,700       408,400       490,100        571,700        654,200
-------------------------------------------------------------------------------------------------
  1,200,000       267,500       356,700       445,900       535,100        624,200        714,200
-------------------------------------------------------------------------------------------------
  1,300,000       290,000       386,700       483,400       580,100        676,700        774,200
-------------------------------------------------------------------------------------------------
  1,400,000       312,500       416,700       520,900       625,100        729,200        834,200
-------------------------------------------------------------------------------------------------
  1,500,000       335,000       446,700       558,400       670,100        781,700        894,200
-------------------------------------------------------------------------------------------------
  1,600,000       357,500       476,700       595,900       715,100        834,200        954,200
-------------------------------------------------------------------------------------------------
  1,700,000       380,000       506,700       633,400       760,100        886,700      1,014,200
-------------------------------------------------------------------------------------------------
  1,800,000       402,500       536,700       670,900       805,100        939,200      1,074,200
-------------------------------------------------------------------------------------------------
  1,900,000       425,000       566,700       708,400       850,100        991,700      1,134,200
-------------------------------------------------------------------------------------------------
  2,000,000       447,500       596,700       745,900       895,100      1,044,200      1,194,200
-------------------------------------------------------------------------------------------------

     The compensation covered by the Pension Plan and the Executive Supplemental Pension Plan for each of the named executive officers is the total of salary and bonus as set forth in the Summary Compensation Table. The amount of bonus is included as compensation covered by such Plans in the calendar year in which it is paid. Messrs. Ackerman, Campbell, Deneka, Garrity and Loose have 36, 34, 26, 32 and 34 years of credited service, respectively.

Receipt of Shareholder Proposals

     Any shareholder proposal intended to be presented at the 2000 Annual Meeting and included in the Corporation's Proxy Statement and proxy relating to that meeting must be received by the Secretary of the Corporation at One Riverfront Plaza, Corning, New York 14831, not later than November 18, 1999.

     The proxy committee designated by the Board of Directors of the Corporation may exercise its discretionary authority with respect to any shareholder proposal (when and if presented at the 2000 Annual Meeting on a basis other than Rule 14a-18 promulgated under the Securities Exchange Act of
1934) not brought to the Corporation's notice between December 31, 1999 and January 30, 2000.

Matters Relating to Directors


Compensation

     Each director of the Corporation who is not an employee of the Corporation receives an annual retainer of $27,500 for service as a director and $1,000 for each meeting of the Board or any committee thereof which he attends. In lieu of a meeting fee, chairmen of committees of the Board are paid an additional retainer ranging from $4,000 to $7,500, depending upon the committee which the director chairs.

     Pursuant to a Deferred Compensation Plan for Directors initially adopted by the Corporation in 1983, each director may elect to defer until a date specified by him receipt of all or a portion of his compensation. Such Plan provides that amounts deferred shall be paid only in cash and while deferred may be allocated to (i) a cash account upon which amounts deferred may earn interest, compounded quarterly, at the rate equal to the greater of the prime rate of Citibank, N.A. in effect on certain specified dates or the rate applicable to the stable value fund maintained under the Corporation's Investment Plans, (ii) a market value account, the value of which will be based upon the market value of the Corporation's Common Stock from time to time, or
(iii) a combination of such accounts. At December 31, 1998 eleven directors had elected to defer compensation pursuant to such Plan.

     Pursuant to the Restricted Stock Plans for Non-Employee Directors, the Corporation during 1998 issued to each non-employee director elected in 1998 400 shares of the Corporation's Common Stock for each year specified in the term of service for which such director was elected, subject to forfeiture and restrictions on transfer.

     The Corporation has established a Directors' Charitable Giving Program funded by insurance policies on the lives of the directors. In 1998 the Corporation paid a total of $396,790 in premiums on such policies. Upon the death of a director, the Corporation will donate $1,250,000 (on behalf of a non-employee director) and $1,000,000 (on behalf of an employee director) to one or more qualified charitable organizations recommended by such director and approved by the Corporation. The directors derive no financial benefit from the Program as all charitable deductions and cash surrender value of life insurance policies accrue solely to the Corporation. Five years of service as a director is required to participate in the Program. Messrs. Brown, Foster, Garrity, Loose and Ruding have less than five years of service as directors and do not currently participate in the Program.


Board Meetings

     The Board of Directors of the Corporation held during 1998 five regularly scheduled meetings. Each director, other than Mr. Kinnear, attended at least 75% of all meetings of the Board of Directors and the meetings of the committees of which each was a member.


Board Committees

     The Corporation has audit, compensation and nominating committees composed of members of the Board of Directors.

     The Audit Committee, composed of Messrs. O'Connor, Barker, Brown and Smithburg and Ms. Rein, met five times during 1998. It recommends the firm of independent accountants to conduct the annual examination of the Corporation's consolidated financial statements, confers with such accountants and reviews the scope of the examination and brings to the entire Board of Directors for review those items relating to such examination or to accounting practices which the Audit Committee believes merit such review.

     The Compensation Committee, composed of Messrs. Kinnear, O'Connor and Smithburg and Ms. Rein, met five times during 1998. It makes recommendations to the Board of Directors with respect to the compensation of officers and executive employees of the Corporation and administers the Corporation's Variable Compensation Plan, Cash Incentive Plan, Employee Equity Participation Program and the Executive Supplemental Pension Plan.

     The Nominating and Corporate Governance Committee, composed of Messrs. Houghton, Ackerman, Kinnear, Rosovsky and Ruding met two times during 1998. It proposed the nominees for election as directors at the Annual Meeting of Shareholders to be held on April 29, 1999. It reviews, considers and proposes nominees for election as directors of the Corporation and makes such other proposals with respect to the organization, size, composition and operation of the Board of Directors as it deems advisable. While the Committee may consider persons nominated by shareholders, it has no explicit procedures in this regard.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Corning's directors and certain of its officers to file reports of their ownership of Corning stock and of changes in such ownership with the Securities and Exchange Commission and the New York Stock Exchange. Regulations also require Corning to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. James W. Kinnear, a director of the Corporation, failed to file on a timely basis reports disclosing the acquisition of an aggregate of 655 shares by him and by his wife during February 1992, February and July 1996 and July 1997.


Other Matters

     The Corporation leases office space in Corning, New York owned by Mr. Robert L. Ecklin, an executive officer. During 1998 the Corporation paid an average base monthly rental of $15,065 for such space. The lease expires on July 31, 1999.

     The Corporation has purchased insurance from National Union Fire Insurance Company of Pittsburgh, Pennsylvania, Zurich Insurance Company, Royal Insurance Company of America, Gulf Insurance Company and Columbia Casualty Company providing for reimbursement of directors and officers of the Corporation and its subsidiary companies for costs and expenses incurred by them in actions brought against them in connection with their actions as directors or officers, including actions as fiduciaries under the Employee Retirement Income Security Act of 1974. The insurance coverage, which expires in August 2001, costs $772,000 on an annual basis, which will be paid by the Corporation.

     At the meeting of the Corporation's Board of Directors held on February 3, 1999, the Board appointed PricewaterhouseCoopers LLP as the independent accountants for the Corporation for its 1999 fiscal year, pursuant to the recom-mendation of the Audit Committee. Audit services performed by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 1998 consisted of examination of the consolidated financial statements of the Corporation, limited review of the unaudited quarterly consolidated financial statements, limited assistance and consultation in connection with filings with the Securities and Exchange Commission and audits of certain businesses of the Corporation.

     The Corporation expects representatives of PricewaterhouseCoopers LLP to be present at and available to respond to appropriate questions which may be raised at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP will have the opportunity to comment on the Corporation's financial statements if they so desire.

     The cost of the solicitation of Proxies will be borne by the Corporation. In addition to solicitation of the Proxies by use of the mails, some of the directors, officers and regular employees of the Corporation, without extra remuneration, may solicit Proxies personally or by telephone or telegraph. The Corporation has retained Georgeson & Co. Inc., at a cost of $12,000, to assist in soliciting Proxies in connection with the Annual Meeting. The Corporation may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of shares held of record. The Corporation will reimburse such persons for their expenses in forwarding soliciting material.

By order of the Board of Directors.



A. John Peck, Jr.
Vice President and Secretary


March 10, 1999

           [Recycle Logo] Printed on recycled paper using soybean ink

Proxy Solicited on Behalf of The Board of Directors For The Annual Meeting of Shareholders--April 29, 1999

The undersigned appoints Roger G. Ackerman and Van C. Campbell, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Corning Incorporated which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of shareholders thereof to be held on April 29, 1999, or at any adjournment thereof.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named.

____     Check here for address change.

New Address:      ______________________________

                  ______________________________

                  ______________________________

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)                 [CORNING LOGO]

        IF YOU WISH TO VOTE BY TELEPHONE OR THE INTERNET, PLEASE READ THE
                              INSTRUCTIONS BELOW.

This year Corning Incorporated is offering you the choice of several ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your vote by telephone or the Internet authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or the Internet, follow these steps:

TO VOTE BY PHONE:

1. Call toll-free 877-587-0755 any time using a touch tone telephone. There is no charge for this call.

2. Enter the 6-digit Control Number located on the upper left-hand corner of your proxy card.

3.   Follow the recorded instructions.

TO VOTE BY INTERNET:

1.   Go to the following website: www.harrisbank.com/wproxy

2. Enter the information requested on your computer screen, including the 6-digit Control Number located on the upper left-hand corner of your proxy card.

3.   Follow the instructions on the screen.

      If you vote by telephone or the Internet, there is no need to and you should NOT return your proxy card.

The Board of Directors recommends a vote FOR all nominees for directors.


1. Nominees: John Seely Brown, Gordon Gund,     FOR         WITHHOLD
   John M. Hennessy, John W. Loose and          ---         --------
   H. Onno Ruding.                              ---         --------


                                                      ____ FOR ALL (except
                                                      Nominee(s) written below:)

_-72________________________________________________


For Information Only:

____ Check here if you plan to attend the meeting.

____ Check here to discontinue mailing duplicate Annual Report.


Signature(s)________________________        Dated:__________, 1999

Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate official position or representative capacity.